SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

                       UNDER SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                      Date of Report: December 29, 1999
                      (Date of Earliest Event Reported)

                      MACE SECURITY INTERNATIONAL, INC.
            (Exact name of Registrant as Specified in its Charter)

                                   Delaware
                           (State of Incorporation)

                                   0-22810
                           (Commission File Number)

                                  03-0311630
                      (IRS Employer Identification No.)

        1000 Crawford Place, Suite 400, Mount Laurel, New Jersey 08054
                   (Address of Principal Executive Offices)

                                (856) 778-2300
                       (Registrant's Telephone Number)

Item 2. Acquisition of Cherry Hill Car Wash

     On December 29, 1999, Mace Security International, Inc., a Delaware corporation (the "Company" or "Registrant"), through a wholly owned subsidiary, Mace Car Wash, Inc., acquired substantially all of the assets of the car wash facility (the "Facility") having the address of 1505 East Marlton Pike, Cherry Hill, New Jersey 08034 (the "Cherry Hill Car Wash") from Cherry Hill Car Wash, Inc., 1505 Associates General Partnership, a New Jersey General Partnership, Henry Gorenstein and Joan Rambler (the "Sellers"). Pursuant to the terms and conditions of the Agreement of Sale (the "Agreement"), the Company purchased the real estate, inventory, fixed assets, trade names and trademarks, and intangibles of the car wash operations of Sellers. Sellers are not affiliated with the Registrant nor with any of the Registrant's subsidiaries. The description of the acquisition transaction set forth herein is qualified in its entirety by reference to the Agreement of Sale, which is incorporated herewith as Exhibits 2.1.

     At Closing under the Agreement, the Company paid to Sellers an aggregate purchase price of $2,450,000 (the "Purchase Price"), consisting of $1,900,000 cash from working capital and approximately 63,309 shares of the Company's common stock at a price of $8.6875 per share. The acquisition is accounted for using the "purchase" method of accounting.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of business acquired.

    Independent Auditors' Report

    Combined Balance Sheets as of December 31, 1998 and 1997

    Combined Statements of Operations, Retained Earnings and Partners'
      Equity for the years ended December 31, 1998 and 1997

    Combined Statements of Cash Flows for the years ended December 31, 1998 and 1997

    Notes to Financial Statements

    Balance Sheet as of September 30, 1999 and 1998 (Unaudited)

    Statements of Income for the Nine Months Ended September 30, 1999 and
      1998 (Unaudited)

    Statements of Cash Flows for the Nine Months Ended September 30, 1999 and
      1998 (Unaudited)

    Selected Notes to Financial Statements (Unaudited)

(b) Pro Forma Financial information

    Pro forma Consolidated Statement of Operations for the Year Ended
      December 31,1998 (Unaudited)

    Pro forma Consolidated Statement of Operations for the Nine Months Ended
      September 30, 1999 (Unaudited)

    Pro forma Consolidated Balance Sheet as of September 30, 1999 (Unaudited)

(c) Exhibits

*2.1 Agreement of Sale dated as of August 31, 1999, by and among Cherry
     Hill Car Wash, Inc., 1505 Associates General Partnership, Henry Gorenstein and Joan Rambler, and Mace Car Wash, Inc., a wholly owned subsidiary of Mace Security International, Inc.

23.1 Consent of Daniel P. Irwin and Associates P.C.

* Incorporated by reference

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2000                  MACE SECURITY INTERNATIONAL, INC.

                                     By: /s/ Gregory M. Krzemien
                                         Gregory M. Krzemien
                                         Chief Financial Officer and Treasurer

                        CHERRY HILL CAR WASH, INC. AND
                       1505 ASSOCIATES (A PARTNERSHIP)

                        COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1998 AND 1997

                        CHERRY HILL CAR WASH, INC. AND
                               1505 ASSOCIATES
                          DECEMBER 31, 1998 AND 1997

                              TABLE OF CONTENTS

                                                                       PAGE NO.

Independent Auditors' Report                                             1

FINANCIAL STATEMENTS:

  COMBINED BALANCE SHEETS                                                2

  COMBINED STATEMENTS OF OPERATIONS
    RETAINED EARNINGS AND PARTNERS' EQUITY                               3

  COMBINED STATEMENTS OF CASH FLOWS                                      4

  NOTES TO FINANCIAL STATEMENTS                                        5-7

                         INDEPENDENT AUDITORS' REPORT

Stockholders and Board of Directors
Cherry Hill Car Wash, Inc. and
1505 Associates
Cherry Hill, New Jersey 08034

     We have audited the Accompanying Combined Balance Sheets of Cherry Hill Car Wash, Inc. and 1505 Associates as of December 31, 1998 and 1997, and the Related Combined Statements Operations, Retained Earnings/Partners' Equity and Cash Flows for the years ended December 31, 1998 and 1997. These Financial Statements are the responsibility of Cherry Hill Car Wash, Inc. and 1505 Associates. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with Generally Accepted Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly in all material respects, the combined financial position of Cherry Hill Car Wash, Inc. and 1505 Associates as of December 31, 1998 and 1997, in conformity with generally accepted accounting principles.

                                       /s/ Daniel P. Irwin and Associates P.C.

February 10, 2000

                        CHERRY HILL CAR WASH, INC. AND
                       1505 ASSOCIATES (A PARTNERSHIP)
                           COMBINED BALANCE SHEETS
                          DECEMBER 31, 1998 AND 1997

                                    ASSETS

                                                 1998           1997
Current Assets:

  Cash and Cash Equivalents                        37,519         54,397
  Prepaid Expenses                                   NONE          1,000

    TOTAL CURRENT ASSETS                           37,519         55,397

Property and Equipment:

  Property and Equipment                          841,441        816,251
  LESS: Accumulated Depreciation                 (130,473)      (106,049)

    NET PROPERTY AND EQUIPMENT                    710,968        710,202

    TOTAL ASSETS                                  748,487        765,599

                 LIABILITIES AND STOCKHOLDERS/PARTNERS EQUITY

Current Liabilities:

  Accounts Payable                                 12,526         22,972
  Accrued Payroll                                   5,940          5,125
  Sales Tax Payable                                 5,207           NONE
  Loans Payable - Stockholders                        660            660
  Loans Payable                                   313,395        331,395

    TOTAL CURRENT LIABILITIES                     337,728        360,152

Stockholders' and Partners' Equity:

  Common Stock - No Par Value;
    Authorized 1,000 Shares;
    Issued and Outstanding 100 Shares                 100            100

  Retained Earnings and Partners' Equity          410,659        405,347

    TOTAL STOCKHOLDERS' AND
      PARTNERS' EQUITY                            410,759        405,447

    TOTAL LIABILITIES AND STOCKHOLDERS'
      AND PARTNERS' EQUITY                        748,487        765,599


SEE NOTES TO FINANCIAL STATEMENTS

                        CHERRY HILL CAR WASH, INC. AND
                       1505 ASSOCIATES (A PARTNERSHIP)
                     COMBINED STATEMENT OF OPERATIONS AND
                    RETAINED EARNINGS AND PARTNERS' EQUITY
           FOR THE CLAENDAR YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                 1998           1997

Revenues - Car Wash and Detailing Services       1,102,424      1,114,289

Cost of Revenue                                    745,204        719,900
Selling General and Administrative Expense         331,910        326,716

    Income From Operations                          25,310         67,673

Other Expenses:

    Interest Expense                                19,495         20,900

    Net Income - Before Taxes                        5,815         46,773

State Corporate Taxes                                  503            200

    NET INCOME                                       5,312         46,573

Retained Earnings and Partners' Equity -
  Beginning of Period                              405,347        358,774

Retained Earnings and Partners' Equity -
  End of Period                                    410,659        405,347

SEE NOTES TO FINANCIAL STATEMENTS

                        CHERRY HILL CAR WASH, INC. AND
                       1505 ASSOCIATES (A PARTNERSHIP)
                      COMBINED STATEMENTS OF CASH FLOWS
           FOR THE CALENDAR YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                  1998          1997

Cash Flows From Operating Activities:

  Net Income                                        5,312        46,573

  Adjustments to Reconcile Net Income to
  Net Cash Provided by Operating Activities:
    Depreciation                                   24,424        22,557

    (Increase) Decrease in:
      Prepaid Expenses                              1,000         2,388

    Increase (Decrease) in:
      Accounts Payable                            (10,446)        2,196
      Accrued Payroll                                 815          (220)
      Sales Tax Payable                             5,207          NONE

    NET CASH PROVIDED BY OPERATING ACTIVITIES      26,312        73,494

Cash Flows From Investing Activities:

  Purchase of Property and Equipment              (25,190)      (11,799)

    NET CASH (USED) IN INVESTING ACTIVITIES       (25,190)      (11,799)

Cash Flows From Financing Activities:

  Decrease in Loans Payable                       (18,000)      (83,170)
  Partners' Capital Contributions                    NONE        28,410

    NET CASH (USED) IN FINANCING ACTIVITIES       (18,000)      (54,760)

Increase (Decrease) In Cash and Cash Equivalents  (16,878)        6,935

  Cash and Cash Equivalents

    Beginning                                      54,397        47,462

    Ending                                         37,519        54,397

SEE NOTES TO FINANCIAL STATEMENTS.

                        CHERRY HILL CAR WASH, INC. AND
                       1505 ASSOCIATES (A PARTNERSHIP)
                        NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1998 AND 1997

NOTE 1 NATURE OF BUSINESS:

       Cherry Hill Car Wash, Inc., (The Company) was formed on October 22, 1991. The Common Stock outstanding is owned fifty percent (50%) by Henry Gorenstein and fifty percent (50%) Joan Rambler.

       1505 Associates (A Partnership) (The Company) was formed on July 26, 1985. The Partnership is fifty percent (50%) owned by Henry Gorenstein and fifty percent (50%) owned by Joan Rambler.

       The "Company" is in the business of operating a full service car wash facility located in Cherry Hill, New Jersey.

NOTE 2 SIGNIFICANT ACCOUNTING POLICIES:

       Principles of Combination:

       The Accompanying Financial Statements include the following organizations:

                       Cherry Hill Car Wash, Inc.
                       1505 Associates (A Partnership)

       Inter-Company Balance Sheet Accounts and Significant Statement of Operations Inter-Company transactions, have been eliminated.

       Cash and Cash Equivalents:

       For the purpose on the Statements of Cash Flows, the Company considers all highly liquid debt instruments, purchased with maturities of less then three months, to be cash equivalents.

       Property and Equipment:

       Property and Equipment are stated at cost. Depreciation is computed using the straight-line basis over the estimated use of full lives of the respective classes of property. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation is removed from the accounts and any resulting gain or loss is recognized in income for the period. The cost of repairs and maintenance is charged to income as incurred; significant renewals and improvements are capitalized. Deductions are made for retirements resulting from renewals or improvements.

                        CHERRY HILL CAR WASH, INC. AND
                       1505 ASSOCIATES (A PARTNERSHIP)
                        NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1998 AND 1997

       Use of Estimates:

       The preparation of Financial Statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities, income and expenses and disclosures of contingencies. Actual results could differ from those estimates.

       Revenue Recognition:

       The Company derives its revenue primarily from the operation of a fully serviced car wash in Cherry Hill, New Jersey, servicing the general public. Revenues are billed and collected at the time the car wash service is rendered.

       "S" Corporation:

       Cherry Hill Car Wash, Inc. and its Stockholders have elected to be taxed as an "S" Corporation for Federal income tax purposes. Generally, under this election, any federal taxable income of the company is included in the personal income tax returns of the stockholders. Consequently, no provision for federal income taxes has been recorded in the accompanying financial statements.

NOTE 3 CASH:

       The Company maintains its cash balances at financial institutions. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000.00.

NOTE 4 PROPERTY AND EQUIPMENT:

       Property and Equipment at December 31, 1998 and December 31, 1997, is summarized as follows:

       Land                                       145,464         145,464
       Building and Improvements                  485,469         476,019
       Equipment                                  210,508         194,768

                                                  841,441         816,251

       LESS: Accumulated Depreciation            (130,473)       (106,049)

       NET PROPERTY AND EQUIPMENT                 710,968         710,202

                        CHERRY HILL CAR WASH, INC. AND
                       1505 ASSOCIATES (A PARTNERSHIP)
                        NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1998 AND 1997

NOTE 5 LOANS PAYABLE:

       Loans Payable at December 31, 1998, and December 31, 1997 are summarized as follows:

                                                          1998       1997

       Loan Payable - Ellen Gorenstein
       Represents funds advanced during 1991 and
`      1992 totaling $291,590.00, payable on demand
       at 6% per annum.  Interest is paid annually.       213,838    231,838

       Loan Payable - Evelyn Himmelstein Represents
       funds advanced during 1991 and 1992 totaling
       $99,637.00, payable on demand at 6% per annum.
       Interest is paid annually.                          99,557     99,557

                                                          313,395    331,395

NOTE 6 STATE TAXES:

       At December 31, 1998 and December 31, 997, respectively, the Company reflected net income for State tax purposes of $6,705.00 and $274.00. The resulting State taxes were $503.00 for 1998 and $200.00 for 1997.

NOTE 7 RETAINED EARNINGS AND PARTNERS' EQUITY:

                                                          1998       1997

       Retained Earnings - Cherry Hill Car Wash, Inc.     135,323    132,389
       Partners' Equity - 1505 Associates
         (A Partnership)                                  275,336    272,958

                                                          410,659    405,347

                              SUBSEQUENT EVENTS

On August 31, 1999, Cherry Hill Car Wash, Inc. and 1505 Associates (A Partnership) entered into a real estate and asset sales agreement with Mace Car Wash, Inc., (Purchaser). Under the terms of the agreement, purchaser will acquire all of the operating assets of Cherry Hill Car Wash, Inc. and 1505 Associates for $2,450,000.00.

                        CHERRY HILL CAR WASH, INC. AND
                       1505 ASSOCIATES (A PARTNERSHIP)
                           COMBINED BALANCE SHEETS
                                 (Unaudited)

                                    ASSETS

                                                            September 30,
                                                         1999        1998

CURRENT ASSETS

  Cash and cash equivalents                              $ 41,679    $ 76,946


PROPERTY AND EQUIPMENT                                    879,832     824,936
  Less accumulated depreciation                           151,362     124,367

                                                          728,470     700,569

                                                         $770,149    $777,515

                LIABILITIES AND STOCKHOLDERS'/PARTNERS' EQUITY

CURRENT LIABIITIES

  Sales tax payable                                      $  6,321    $  6,001
  Accrued expenses                                         17,293      26,350
  Loan payable-Stockholder                                    660         660
  Loans payable                                           307,909     318,395

                                                          332,183     351,406

STOCKHOLDERS'/PARTNERS' EQUITY
  Common stock, no par value
    1,000 shares authorized,
    issued and outstanding                                   100          100

      Retained Earnings and Partners' Equity              437,866     426,009

                                                          437,966     426,109

                                                         $770,149    $777,515

                        CHERRY HILL CAR WASH, INC. AND
                       1505 ASSOCIATES (A PARTNERSHIP)
                        COMBINED STATEMENTS OF INCOME
                                 (Unaudited)

                                                          Nine months ended
                                                            September 30,
                                                         1999        1998

INCOME
  Car wash sales                                         $907,858    $803,282
  Rental income                                            48,000      54,000

                                                          955,858     857,282

COST OF SALES                                             592,486     507,564

GROSS PROFIT                                              363,372     349,718


Occupancy costs                                           101,313     107,055
General and administrative costs                          204,464     189,062

                                                          305,777     296,117

INCOME BEFORE INTEREST AND DEPRECIATION                    57,595      53,601

Interest                                                    9,500      14,621

INCOME BEFORE DEPRECIATION                                 48,095      38,980

Depreciation                                               20,888      18,318

NET INCOME                                                 27,207      20,662

  Retained earnings and partners' equity, beginning       410,659     405,347

RETAINED EARNINGS AND PARTNERS' EQUITY, end              $437,866    $426,009

                          CHERRY HILL CAR WASH, INC.
                       1505 ASSOCIATES (A PARTNERSHIP)
                       COMBINED STATEMENTS OF CASH FLOW
                                 (Unaudited)

                                                           Nine Months Ended
                                                             September 30,
                                                         1999        1998

OPERATING ACTIVITIES

  Net income                                             $ 27,207    $ 20,662
  Adjustments to reconcile net income to
    cash provided by operating activities
    Depreciation                                           20,888      18,318
  Changes in assets and liabilities
    Increase (decrease) in current assets
      Prepaid expenses                                          -       1,000
    Increase (decrease) in current liability
      Accrued expenses                                     (1,173)     (1,747)
      Sales taxes payable                                   1,114       6,001

        CASH PROVIDED BY OPERATING ACTIVITIES              48,036      44,234

INVESTING ACTIVITIES

  Purchase of property and equipment                      (38,391)     (8,685)

        CASH USED BY INVESTING ACTIVITIES                 (38,391)     (8,685)

FINANCING ACTIVITIES

  Payments on loans payable                                (5,485)    (13,000)

        CASH USED IN FINANCING ACTIVITIES                  (5,485)    (13,000)

INCREASE IN CASH                                            4,160      22,549

CASH, beginning                                            37,519      54,397

CASH, end                                                $ 41,679    $ 76,946

                          CHERRY HILL CAR WASH, INC.
                       1505 ASSOCIATES (A PARTNERSHIP)
                        NOTES TO FINANCIAL STATEMENTS
                                 (Unaudited)

                Nine Months Ended September 30, 1999 and 1998

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The corporation operates a car wash facility in the Southern New Jersey area. The partnership engages in rental real estate activities in Southern New Jersey.

Property and equipment

Property and equipment are stated at cost. Depreciation and amortization are provided using straight-line and accelerated methods over the estimated useful lives of the assets.

Income taxes - S corporation status

Effective January 1, 1992 the Corporation, with the consent of its shareholders, elected to be an S corporation for federal income tax purposes. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal or state income taxes has been included in the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash equivalents

For purposes of the statement of cash flows, the company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Advertising Costs

The corporation incurs nondirect-response advertising costs in the course of their business. These costs are expensed as incurred. Advertising costs charged against income for the nine months ended September 30, 1999 and 1998 were $15,626 and $15,313 respectively.

NOTE 2 -- PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                           1999                     1998


Land                        145,463                  145,463
Building                    476,019                  476,019
Equipment                   229,600                  203,454
Improvements                 28,750                        -

                           $879,832                 $824,936

                          CHERRY HILL CAR WASH, INC.
                       1505 ASSOCIATES (A PARTNERSHIP)
                   NOTES TO FINANCIAL STATEMENTS-CONTINUED
                                 (Unaudited)

                Nine Months Ended September 30, 1999 and 1998

NOTE 3 -- LEASE

The company leases automobiles under a non-cancellable operating leases through April 2000. Rent expensed during the nine months ended September 30, 1999 and 1998 was $6,539 and $7,372 respectively. Annual aggregate rentals for the years succeeding September 30, 1999 are as follows:

                                            09/30/00          $4,397

NOTE 4 -- OFFICER LOAN

The loan represents amounts payable to an officer of the corporation with no stated interest.

NOTE 5 -- LOANS PAYABLE

The loans payable represent amounts payable to related parties with interest at 6%.

NOTE 6 -- CASH FLOWS INFORMATION

No cash was paid for income taxes for the nine months ended September 1999 and 1998. Interest paid for the nine months ended was $9,500 and $14,621 respectively.

NOTE 7 -- SUBSEQUENT EVENTS

On August 31, 1999, Cherry Hill Car Wash, Inc. and 1505 Associates (A Partnership) entered into a real estate and asset sales agreement with Mace Car Wash, Inc. (Purchaser). Under the terms of the agreement, purchaser will acquire all of the operating assets of Cherry Hill Car Wash, Inc. and 1505 Associates for $2,450,000.00

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1998
                 AND THE NINE MONTHS ENDED SEPTEMBER 30, 1999

The following unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 give effect to (i) the acquisition on May 17, 1999 of all the outstanding stock of Colonial Full Service Car Wash, Inc. ("Colonial") by Mace Security International, Inc. (the "Registrant" or "Mace") for total consideration paid by Mace of approximately $15.1 million; (ii) the acquisition of substantially all of the assets of Genie Car Wash, Inc. of Austin, Genie Car Care Center, Inc., and Genie Car Service Center, Inc. (collectively, "Genie") from Genie and Cornett Limited Partnership (collectively with Genie, the "Sellers") for total consideration of approximately $11,750,000; (iii) the acquisition of the stock of American Wash Services, Inc. ("AWS") from Louis D. Paolino, Jr. and Red Mountain Holdings, Ltd. for total consideration of approximately $8,153,000; (iv) the acquisition of substantially all of the assets of Stephen Bulboff and Stephen B. Properties, Inc. ("Bulboff") for total consideration of approximately $3,744,000; (v) the acquisition of the stock of Innovative Control Systems, Inc. ("ICS") for 603,721 shares of Mace common stock; (vi) the acquisition of the stock of 50's Classic Car Wash of Lubbock, Inc. and CRCD, Inc. (collectively "50's Classic") for 91,677 shares of Mace common stock; (vii) the acquisition of substantially all of the assets of Quaker Car Wash, Inc. ("Quaker") for total consideration of approximately $2,895,000; (viii) the acquisition of the stock of Eager Beaver Car Wash, Inc. ("Eager Beaver") for 656,869 shares of Mace common stock; (ix) the acquisition of substantially all of the assets of Millennia Car Wash, L.L.C. ("Millennia") for total consideration of approximately $27,600,000; and (x) the acquisition of substantially all of the assets of the Cherry Hill Car Wash, Inc. ("Cherry Hill Car Wash") for total consideration of $2,450,000. The ICS, 50's Classic and Eager Beaver business combinations were accounted for using the pooling of interests method, and as a result, no material pro forma adjustments were deemed necessary to reflect the results of operations on a consolidated basis for these business combinations.

The following unaudited pro forma consolidated statement of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 gives effect to the aforementioned transactions as if the transactions had occurred on January 1, 1998. Additionally, the pro forma consolidated statement of operations for the year ended December 31, 1998 includes the results of Eager Beaver for its fiscal year ended January 31, 1999. The following unaudited pro forma financial data may not be indicative of what the results of operations or financial position of Mace Security International, Inc. would have been, had the transactions to which such data gives effect been completed on the date assumed, nor are such data necessarily indicative of the results of operations or financial position of Mace Security International, Inc. that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the consolidated financial statements and notes of Mace Security International, Inc. as of December 31, 1998 and for each of the two years in the period then ended appearing in the Company's Form 10-KSB and the historical financial statements of Cherry Hill Car Wash appearing elsewhere in this filing.

                UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF
               OPERATIONS For the Year Ended December 31, 1998
               (In thousands, except shares and per share data)

                                                       Colonial                 American    Stephen Bulboff   Innovative  50's Car
                                       Mace Security   Full Service  Genie      Wash        and Stephen B.    Control     Wash of
                                       International,  Car Wash,     Car Wash   Services,   Properties, Inc.  Systems,    Lubbock,
                                       Inc.            Inc.                     Inc.                          Inc.        Inc. and
                                                                                                                          CRCD,Inc.

Net sales                              $    2,404      $10,697       $6,553     $645        $1,288            $2,029      $780
Cost of sales                               1,230        9,248        4,708      453           603             1,206       437







Selling, general and administrative         1,719          955        1,914      126           297               944       210



    Operating (loss) income                  (545)         494          (69)      66           388              (121)      133

Other income (expense):
  Interest expense, net                        42         (528)           5        -          (211)              (30)      (61)
  Other income                                221           53            6        -             -                 -         5

(Loss) income from operations before
  income tax expense                         (282)          19          (58)      66           177              (151)       77
Income tax expense                             (4)         (19)           -      (16)            -                 -         -

Net (loss) income                      $     (286)     $     -       $  (58)    $ 50         $ 177            $ (151)     $ 77

Net (loss) income per common share:    $    (0.04)

Weighted average number of
  common shares outstanding             6,987,127


                                                   Eager
                                       Quaker Car  Beaver     Millennia  Cherry Hill  Pro Forma       Pro Forma
                                       Wash, Inc.  Car Wash,  Car Wash,  Car Wash,    Adjustments     Consolidated
                                                   Inc.       L.L.C.     Inc.

Net sales                              $1,150      $3,986     $7,230     $1,102       $ -             $    37,864
Cost of sales                             432       2,598      6,486        745         (297)  (1)         27,657
                                                                                          79   (2)
                                                                                         (32)  (7)
                                                                                         (59)  (8)
                                                                                          (6)  (9)
                                                                                        (177) (10)
                                                                                           3  (12)

Selling, general and administrative       369         460      1,073        332         (569)  (4)          7,035
                                                                                        (360)  (5)
                                                                                        (435) (11)

    Operating (loss) income               349         928       (329)        25        1,853                3,172

Other income (expense):
  Interest expense, net                   (80)       (266)      (434)       (19)        (380)  (6)         (1,962)
  Other income                             50          59         75          -            -                  469

(Loss) income from operations before
  income tax expense                      319         721       (688)         6        1,473                1,679
Income tax expense                          -           -          -          -         (631) (13)           (670)

Net (loss) income                      $  319      $  721     $ (688)    $    6       $  842          $     1,009

Net (loss) income per common share:                                                                   $      0.07

Weighted average number of
  common shares outstanding                                                                            15,422,227 (3)


                UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF
           OPERATIONS For the Nine Months Ended September 30, 1999
               (In thousands, except shares and per share data)

                                     Mace
                                     Security         Colonial Full             American   Stephen Bulboff
                                     International,   Service Car    Genie      Wash       and Stephen B.    Quaker Car
                                     Inc.             Wash, Inc.     Car Wash   Services,  Properties, Inc.  Wash, Inc.
                                                                                Inc.

Net sales                            $    16,640      $4,050         $2,748     $1,143     $ 799             $507
Cost of sales                             10,818       3,239          2,004        713       409              287







Selling, general and administrative        4,205         741            870        430       217              112


Merger, restructuring and change
  in control charges                       3,393           -              -          -         -

    Operating (loss) income               (1,776)         70           (126)         -       173              108

Other income (expense):
  Interest expense, net                     (548)       (191)             1          -      (157)             (31)
  Other income (expense)                     148          23              5          -         -               56

(Loss) income
  before income tax expense               (2,176)        (98)          (120)         -        16              133
Income tax expense (benefit)                (685)          -              -          -         -                -

Net (loss) income                    $    (1,491)     $  (98)        $ (120)    $    -     $  16             $133

Net loss per common share            $     (0.13)

Weighted average number of
  common shares outstanding           11,652,009



                                      Millennia Car  Cherry Hill     Pro Forma     Pro Forma
                                      Wash, L.L.C.   Car Wash, Inc.  Adjustments   Consolidated

Net sales                             $11,980        $908            $    -        $    38,775
Cost of sales                          10,360         715              (119) (1)        27,807
                                                                         48  (2)
                                                                        (62) (7)
                                                                        (31) (8)
                                                                         (3) (9)
                                                                       (570)(10)
                                                                          1 (12)

Selling, general and administrative     1,081         204              (232) (4)         7,090
                                                                       (195) (5)
                                                                       (343)(11)
Merger, restructuring and change
  in control charges                                                                     3,393

    Operating (loss) income               539         (11)            1,506                483

Other income (expense):
  Interest expense, net                  (941)        (10)             (144) (6)        (2,021)
  Other income (expense)                 (747)         48                 -               (467)

(Loss) income
  before income tax expense            (1,149)         27             1,362             (2,005)
Income tax expense (benefit)                -           -              (127)(13)          (812)

Net (loss) income                     $(1,149)       $ 27            $1,489        $    (1,193)

Net loss per common share                                                          $     (0.07)

Weighted average number of
  common shares outstanding                                                         17,302,323 (3)


Notes to Unaudited Pro Forma Consolidated Statement of Operations Adjustments

The Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 1998 has been adjusted to reflect the following:

(1) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Colonial had been completed on January 1, 1998, net of historical depreciation and amortization expense of Colonial.

(2) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Genie had been completed on January 1, 1998, net of historical depreciation and amortization expense of Genie.

(3) For purpose of determining pro forma earnings per share, the issuance of 1,251,000, 533,333, 628,362, 860,000, 603,721, 91,677, 236,876, 656,869,
     3,500,000 and 63,309 shares, respectively, of unregistered shares of common stock to affect the acquisition of Colonial, Genie, AWS, Bulboff, ICS, 50's Classic, Quaker, Eager Beaver, Millennia, and Cherry Hill were assumed to be outstanding from January 1, 1998 by Mace.

(4) To eliminate intercompany administrative charges of $569,000 related directly to cost sharing arrangements provided by Genie's prior parent, which were terminated as a result of the purchase transaction. Such administrative services were absorbed by excess capacity of the Company and the Company has not hired additional employees to perform these administrative services.

(5) To reflect the elimination of intercompany rental expense of $360,000 from Genie's prior parent terminated as a result of the purchase transaction.

(6) To record additional interest expense of $380,000 resulting from a $4.75 million promissory note issued to Genie's prior parent to consummate the acquisition of Genie.

(7) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of AWS had been completed on January 1, 1998, net of historical depreciation and amortization expense of AWS.

(8) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Bulboff had been completed on January 1, 1998, net of historical depreciation and amortization expense of Bulboff.

(9) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Quaker had been completed on January 1, 1998, net of historical depreciation and amortization expense of Quaker.

(10) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Millennia had been completed April 2, 1998 (date of inception), net of historical depreciation and amortization expense of Millennia.

(11) To eliminate general and administrative charges of $435,000 related directly to Millennia's executive and acquisition personnel in Millennia's San Diego, California office. Such administrative services were absorbed by excess capacity of the Company and the Company has not hired additional employees to perform these administrative services.

(12) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Cherry Hill Car Wash had been completed January 1, 1998, net of historical depreciation and amortization expense of Cherry Hill Car Wash.

(13) The Company's pro forma tax provision reflects an effective tax rate of 40% considering federal and state income taxes and the effect of certain non-deductible costs principally related to acquisitions consummated.

The Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 1999 has been adjusted to reflect the following:

(1) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Colonial on May 17, 1999 had been completed on January 1, 1999, net of historical depreciation and amortization expense of Colonial.

(2) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Genie on May 18, 1999 had been completed on January 1, 1999, net of historical depreciation and amortization expense of Colonial.

(3) For purpose of determining pro forma earnings per share, the weighted effect of the issuance of 1,251,000, 533,333, 628,362, 860,000, 603,721,
     91,677, 236,876, 656,869, 3,500,000 and 63,309 shares, respectively, of unregistered shares of common stock to affect the acquisition of Colonial, Genie, AWS, Bulboff, ICS, 50's Classic, Quaker, Eager Beaver, Millennia, and Cherry Hill were assumed to be outstanding from January 1, 1999 by Mace.

(4) To eliminate intercompany administrative charges of $232,000 related directly to cost sharing arrangements provided by Genie's prior parent, which were terminated as a result of the purchase transaction. Such administrative services were absorbed by excess capacity of the Company and the Company has not hired additional employees to perform these administrative services.

(5) To reflect the elimination of intercompany rental expense of $195,000 from Genie's prior parent terminated as a result of the purchase transaction.

(6) To record additional interest expense of $144,000 resulting from a $4.75 million promissory note issued to Genie's prior parent to consummate the acquisition of Genie.

(7) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of AWS on July 1, 1999 had been completed on January 1, 1999, net of historical depreciation and amortization expense of AWS.

(8) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Bulboff on July 1, 1999 had been completed on January 1, 1999, net of historical depreciation and amortization expense of Bulboff.

(9) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Quaker on September 9, 1999 had been completed on January 1, 1999, net of historical depreciation and amortization expense of Quaker.

(10) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Millennia had been completed on January 1, 1999, net of historical depreciation and amortization expense of Millennia.

(11) To eliminate general and administrative charges of $343,000 related directly to Millennia's executive and acquisition personnel in Millennia's San Diego, California office. Such administrative services were absorbed by excess capacity of the Company and the Company has not hired additional employees to perform these administrative services.

(12) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Cherry Hill Car Wash had been completed January 1, 1999, net of historical depreciation and amortization expense of Cherry Hill Car Wash.

(13) The Company's pro forma tax provision reflects an effective tax rate of 40% considering federal and state income taxes and the effect of certain non-deductible costs principally related to acquisitions consummated.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                           As of September 30, 1999
                                (In thousands)

                                            Mace Security    Millennia Car   Cherry Hill      Pro Forma        Pro Forma
                                            International,   Wash, L.L.C.    Car Wash, Inc.   Adjustments      Consolidated
                                            Inc.

ASSETS
Current assets:

  Cash and cash equivalents                 $ 3,912          $   389         $ 42             $   (36) (1)     $ 2,365
                                                                                               (1,942) (2)

  Accounts receivable, net                    1,837              161            -                   -            1,998
  Inventories                                 2,360              346            -                  10  (2)       2,716
  Deferred income taxes                         730                -            -                   -              730
  Prepaid expenses and other                  1,075               92            -                (415) (1)         752
    Total current assets                      9,914              988           42              (2,383)           8,561

  Net assets of discontinued operations          33                -            -                   -               33
  Property and equipment, net                39,035           32,577          728              (8,597) (1)      65,267
                                                                                                1,524  (2)

  Intangibles, net                           12,464              354            -               4,275  (1)      17,266
                                                                                                  173  (2)

  Other assets                                2,023              397            -                (300) (1)       2,120

    Total Assets                            $63,469          $34,316         $770             $(5,308)         $93,247

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

  Accounts payable                          $ 1,532          $   306         $  -             $     -          $ 1,838
  Accrued expenses                            3,068            1,229           24                  93  (1)       4,478
                                                                                                   64  (2)

  Current portion of long term debt          10,695              583          308                (308) (2)      11,278

  Total current liabilities                  15,295            2,118          332                (151)          17,594

Deferred income taxes                         1,827                -            -                   -            1,827
Long term debt, less current portion          4,650           14,134            -                   -           18,784
Other long term liabilities                   3,104                -            -                  35  (2)       3,139
    Total liabilities                        24,876           16,252          332                (116)          41,344

Commitments and contingencies
Stockholders' equity:
    Common stock                                175                -            -                  35  (1)         211
                                                                                                    1  (2)

  Additional paid-in capital                 46,277           19,901            -              (7,038) (1)      59,551
                                                                                                  411  (2)

  Treasury stock                                (52)               -            -                   -              (52)
  (Accumulated deficit) retained earnings    (7,807)          (1,837)         438               1,837  (1)      (7,807)
                                                                                                 (438) (2)

    Total stockholders' equity               38,593           18,064          438              (5,192)          51,903

    Total liabilities and
    stockholders' equity                    $63,469          $34,316         $770             $(5,308)         $93,247


Notes to Unaudited Pro Forma Consolidated Balance Sheet Adjustments

The unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1999 has been adjusted to reflect the following:

(1) On October 29, 1999, the Company acquired all of the car wash related assets of Millennia pursuant to the terms of a Car Wash Asset Purchase/Sale Agreement dated March 30, 1999 for an aggregate purchase price of $27,600,000 consisting of $12,900,000 worth of unregistered shares of the Company's common stock and warrants to purchase 62,500 shares of the Company's common stock and the assumption of approximately $14,700,000 of long term debt. Pursuant to the terms and conditions of the Agreement, the Registrant purchased all of the assets of the Sellers used in the business of operating 17 full service car wash in Phoenix and Texas. The allocation of the purchase price is preliminary. The actual allocation will be based on management's final evaluation of such assets and liabilities. The excess of the purchase price over the historical cost of net assets was allocated to goodwill; however, this excess may ultimately be allocated to other specific tangible and intangible assets. The final allocation of the purchase price and the resulting effect on operations may differ significantly from the pro forma amounts included herein. The preliminary allocation of the purchase price is as follows:

     Property, equipment and intangible assets         28,609,000
     Net current liabilities assumed                   (1,091,000)
     Other assets                                          82,000

                                                      $27,600,000

(2) On December 29, 1999, the Company acquired all of the car wash related assets of Cherry Hill Car Wash pursuant to the terms of an Agreement of Sale dated August 31, 1999 for an aggregate purchase price of $2,450,000 consisting of $550,000 worth of unregistered shares of the Company's common stock and $1,900,000 cash from working capital. Pursuant to the terms and conditions of the Agreement, the Registrant purchased all of the assets of the Sellers used in the business of operating a full service car wash in Cherry Hill, New Jersey. The allocation of the purchase price is preliminary. The actual allocation will be based on management's final evaluation of such assets and liabilities. The excess of the purchase price over the historical cost of net assets was allocated to goodwill; however, this excess may ultimately be allocated to other specific tangible and intangible assets. The final allocation of the purchase price and the resulting effect on operations may differ significantly from the pro forma amounts included herein. The preliminary allocation of the purchase price, considering discount to market value of stock for restrictions, is as follows:

     Property, equipment and intangible assets         2,425,000
     Net liabilities assumed                            (113,000)

                                                      $2,312,000

                                EXHIBIT INDEX

Exhibit No.   Description

23.1          Consent of Daniel P. Irwin and Associates, P.C.

                                                                 Exhibit 23.1

                       Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements of Mace Security International, Inc. on Form S-8 (Registration No. 333-31757, filed on July 22, 1997); Form S-3 (Registration No. 333-87981, filed on September 28, 1999 as amended December 23, 1999); Form S-4 (Registration No. 333-89717, filed on October 26, 1999 as amended December 21, 1999); and Form S-8 (Registration No. 333-93311, filed December 21, 1999) of our report dated February 10, 2000, with respect to the combined financial statements of Cherry Hill Car Wash, Inc. and 1505 Associates included in Mace Security International, Inc.'s Current Report on Form 8-K dated December 29, 1999 (as amended March 9, 2000 on Form 8-K/A), filed with the Securities and Exchange Commission.

                                        /s/ Daniel P. Irwin and Associates P.C.

Strafford - Wayne, Pennsylvania
March 9, 2000